HYPERION 2002 TERM TRUST, INC.
    One Liberty Plaza , New York, New York 10006

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



July 30, 1998 To the Stockholders:

         The Annual Meeting of Stockholders of Hyperion 2002 Term Trust, Inc. (the "Trust") will be held at The Millenium Hilton, 55 Church Street (across from the World Trade Center), New York, New York 10007, on Tuesday, October 13, 1998, at 9:45 a.m., for the following purposes:

         1. To elect directors (Proposal 1).

         2. To ratify or reject the selection of PricewaterhouseCoopers LLP as the independent accountants of the Trust for the fiscal year ending May 31, 1999 (Proposal 2).

         3. To transact any other business that may properly come before the meeting.

         The close of business on July 24, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


By Order of the Board of Directors,



Patricia A. Sloan

Secretary

        WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE TRUST WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE TRUST, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE TRUST TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

        Instructions for Signing Proxy Cards

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Trust involved in validating your vote if you fail to sign your proxy card properly.

         1.  Individual  Accounts.   Sign  your  name
exactly as it appears in the registration on the proxy card.

         2.   Joint   Accounts.   Either   party  may
sign,  but  the  name  of the  party  signing  should
conform   exactly   to   the   name   shown   in  the
registration.

         3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                             Valid Signature

Corporate Accounts
         (1)  ABC Corp.                                  ABC Corp.
         (2)  ABC Corp.                                  John Doe, Treasurer
         (3)  ABC Corp.
c/o John Doe, Treasurer                                  John Doe
         (4)  ABC Corp. Profit Sharing Plan              John Doe, Trustee
Trust Accounts
         (1)  ABC Trust                                  John B. Doe, Trustee
         (2)  Jane B. Doe, Trustee
              u/t/d 12/28/78                             Jane B. Doe
Custodial or Estate Accounts
         (1)  John B. Smith, Cust.
              f/b/o John B. Smith, Jr.
              UGMA                                       John B. Smith
         (2)  John B. Smith                              John B. Smith, Jr.,
Executor





           HYPERION 2002 TERM TRUST, INC.
    One Liberty Plaza o New York, New York 10006

                  PROXY STATEMENT

         This proxy statement is furnished in connection with a solicitation by the Board of Directors of Hyperion 2002 Term Trust, Inc. (the "Trust") of proxies to be used at the Annual Meeting of Stockholders of the Trust to be held at The Millenium Hilton, 55 Church Street (across from the World Trade Center), New York, New York 10007, at 9:45 a.m. on Tuesday, October 13, 1998 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about July 30, 1998. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Trust at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of the two nominees for director, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Trust for the fiscal year ending May 31, 1999. The close of business on July 24, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matters submitted to stockholders for a vote. Broker non-votes will not be counted for purposes of determining the presence of a quorum or determining whether a proposal has been approved. On the record date, there were 30,888,439 shares outstanding.

         PROPOSAL 1: ELECTION OF DIRECTORS

         The Trust's Articles of Incorporation provide that the Trust's Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2000; Class II, 1998; and Class III, 1999. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Trust by delaying the replacement of a majority of the Board of Directors.

         The terms of Rodman L. Drake and Andrew M. Carter, members of Class II, currently serving on the Board of Directors, expire at this year's Annual Meeting. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Mr. Drake and Mr. Carter. Each nominee has indicated that he will serve if elected, but if either nominee should be unable to serve, the proxy or proxies will be voted for any other person or persons, as the case may be, determined by the persons named in the proxy in accordance with their judgment.

         As described above, there are two nominees for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the two nominees currently proposed to serve on the Board of Directors.


         The following table provides information concerning each of the seven members and nominees of the Board of Directors of the Trust:

                                                                                                                        Shares of
                                                                                                                      Common Stock
                                                                                                                      Beneficially
                                                                                                                     Owned Directly
                                                                                                                     or Indirectly,
                                                                                                                       on May 31,
                                                                                                                        1998(**)
      Name and Office                      Principal Occupation During Past Five Years,                 Director
       with the Trust                              Other Directorships and Age                            Since

Class II Nominees to serve until 2001 Annual Meeting of Stockholders:

Rodman L. Drake
  Director, Member of the     President and Chief Operating Officer,  Continuation  Investments Group
      Audit Committee         Inc.  (1997-Present).  Director  and/or  Trustee of several  investment companies advised by Hyperion Capital Management,  Inc. (1989-Present).
                              Formerly, Co-Chairman of KMR Power Corporation (1993-1997);  President,
                              Mandrake  Group  (1993-1997);  Managing  Director  and Chief  Executive
                              Officer of Cresap  (1980-1990).  Trustee of Excelsior Funds.  Director,
                              Parsons Brinckerhoff, Inc. and Latin American Growth Fund Inc.
                              Age 55.                                                                   July 1992          317

Andrew M. Carter
  Director, Member of the     President   and  Founding   Principal,   Andrew  M.  Carter  &  Company
      Audit Committee         (1994-Present).   Vice   Chairman   of   The   China   Business   Group
                              (1996-Present),  Chairman  of CBG Hybrid Rice LLC  (1998-Present),  and
                              presently   officer  of  four  charitable   boards:   The  New  England
                              Conservatory,  The Loomis Chaffee School, The William E. Simon Graduate
                              School of Business  Administration at the University of Rochester,  and
                              The Big Brother  Association of Boston.  Director of several investment
                              companies    advised   by    Hyperion    Capital    Management,    Inc.
                              (1998-Present).   Director   and  Senior   Vice   President,   Jennison
                              Associates   Capital   Corp.   (1975-1993);    Founder,    Standard   &
                              Poor's/Carter,  Doyle (1972-1975); Vice President, Head of Fixed Income
                              Group,  Wellington  Management  Co.  (1968-1972);  and  Manager  of the
                              Harvard   Endowment  bond   portfolio,   Harvard   Treasurer's   Office
                              (1964-1968).
                              Age 58.                                                                  July 1998*          -0-

* On July 21, 1998, the Board of Directors elected Mr. Carter to fill the vacancy created by the resignation of Garth Marston, who resigned on June 10, 1998.







                                                                                                                        Shares of
                                                                                                                      Common Stock
                                                                                                                      Beneficially
                                                                                                                     Owned Directly
                                                                                                                     or Indirectly,
                                                                                                                       on May 31,
                                                                                                                        1998(**)
      Name and Office                      Principal Occupation During Past Five Years,                 Director
       with the Trust                              Other Directorships and Age                            Since
       --------------                              ---------------------------                            -----
Class I Directors to serve until 2000 Annual Meeting of Stockholders:
Kenneth C.  Weiss*
   Director, Chairman of      President and Chief Executive  Officer of Hyperion Capital  Management,
     the Board of Directors   Inc. (February 1992-Present).  Chairman of the Board,  Director/Trustee
                              and/or  officer of several  investment  companies  advised by  Hyperion
                              Capital   Management,    Inc.   or   by   its   affiliates    (February
                              1992-Present).   Director  and  President  of  Equitable   Real  Estate
                              Hyperion  Mortgage  Opportunity  Fund,  Inc. and Equitable  Real Estate
                              Hyperion  High  Yield  Commercial   Mortgage  Funds,   Inc.  and  their
                              Investment Advisors  (1995-Present).  Formerly Director of First Boston
                              Asset  Management  (1988-February  1992);  Director of The First Boston
                              Corporation (until 1988).
                              Age 46.                                                                   July 1992        13,799

Lewis S. Ranieri*
   Director                   Chairman  and Chief  Executive  Officer of Ranieri & Co.,  Inc.  (since
                              1988); in addition,  President of LSR Hyperion Corp., a general partner of the  limited  partnership  that is the  general  partner of Hyperion
                              Partners  L.P.  ("Hyperion   Partners")  (since  1988).   Director  and
                              Chairman  of the Board of  Hyperion  Capital  Management,  Inc.  (since
                              1989).  Chairman of the Board  and/or  Director  of several  investment companies  advised  by  Hyperion  Capital  Management,  Inc.  or by its affiliates  (since 1989).  Director of Equitable  Real Estate  Hyperion
                              Mortgage  Opportunity  Fund,  Inc. and Equitable  Real Estate  Hyperion
                              High Yield  Commercial  Mortgage Fund, Inc. (since 1995);  Director and
                              Chairman  of the  Board  of Bank  United  Corp.  and  Director  of Bank
                              United;  Director  and  President of Hyperion  Funding 1993 Corp.,  the
                              general  partner  of  the  limited  partnership  that  is  the  general partnership  that is the general  partner of  Hyperion  1993 Fund L.P.;
                              and also  Chairman and  President of various  other direct and indirect subsidiaries of Hyperion  Partners (since 1989).  Director of Equitable
                              Real Estate  Hyperion  Mortgage  Opportunity  Fund,  Inc. and Equitable
                              Real Estate Hyperion High Yield  Commercial  Mortgage Fund, Inc. (since
                              1995).  Formerly Vice Chairman of Salomon Brothers Inc. (until 1987).
                              Age 51.                                                                   July 1992         6,250













                                                                                                                      Shares of
                                                                                                                     Common Stock
                                                                                                                      Beneficially
                                                                                                                     Owned Directly
                                                                                                                     or Indirectly,
                                                                                                                       on May 31,
                                                                                                                        1998(**)
      Name and Office                      Principal Occupation During Past Five Years,                 Director
       with the Trust                              Other Directorships and Age                            Since

Patricia A. Sloan*
   Director, Secretary        Managing  Director of Ranieri & Co.,  Inc.  (1988-Present).  Secretary,
                              Director  and/or  Trustee of several  investment  companies  advised by
                              Hyperion Capital Management,  Inc. or by its affiliates (1989-Present).
                              Director of Bank  United  Corp.,  the parent of Bank  United  (formerly
                              Bank  United  of Texas FSB  (1988-Present).  Formerly  Director  of the
                              Financial Institutions Group of Salomon Brothers Inc. (1972-1988).
                              Age 54.                                                                   July 1992          300

Class III Directors to serve until 1999 Annual Meeting of Stockholders:

Harry E. Petersen, Jr.
  Director, Member of the     Director  and/or  Trustee of several  investment  companies  advised by
      Audit Committee         Hyperion    Capital    Management,    Inc.   or   by   its   affiliates
                              (1992-Present).    Senior    Advisor    to    Potomac    Babson    Inc.
                              (1995-Present).   Formerly,   Director   of   Equitable   Real   Estate
                              Hyperion  Mortgage  Opportunity  Fund,  Inc. and Equitable  Real Estate
                              Hyperion  High  Yield  Commercial  Mortgage  Fund,  Inc.   (1995-1997);
                              Consultant to Advisers Capital Management,  Inc. (1992-1995);  Director
                              of Lexington  Corporate  Properties,  Inc.  (1993-1997);  Consultant on
                              public and private  pension  funds  (1991-1993);  President  of Lepercq
                              Realty Advisors (1988-1990).  Member of Advisory Council of Polytechnic
                              University.
                              Age 73.                                                                   July 1992          200

Leo M. Walsh, Jr.
   Director, Chairman of      Director  and/or  Trustee of several  investment  companies  advised by
      the Audit Committee     Hyperion Capital Management,  Inc. or by its affiliates (1989-Present).
                              Financial  Consultant  for  Merck-Medco  Managed Care L.L.C.  (formerly
                              Medco Containment  Services Inc.)  (1994-Present).  Formerly,  Director
                              of Equitable Real Estate Hyperion  Mortgage  Opportunity Fund, Inc. and
                              Equitable  Real Estate  Hyperion High Yield  Commercial  Mortgage Fund,
                              Inc.   (1995-1997);   Financial   Consultant   for  Synetic   Inc.,   a
                              manufacturer   of  porous  plastic   materials  for  health  care  uses
                              (1989-1994).  Formerly  President,  WW Acquisition  Corp.  (1989-1990);
                              Senior  Executive  Vice  President and Chief  Operating  Officer of The
                              Equitable   Life   Assurance   Society  of  the  United   States  ("The
                              Equitable")  (1986-1988);  Director of The  Equitable  and  Chairman of
                              Equitable   Investment   Corporation,   a  holding   company   for  The
                              Equitable's investment oriented subsidiaries (1983-1988);  Chairman and
                              Chief   Executive   Officer  of   EQUICOR-Equitable   HCA   Corporation
                              (1987-1988).
                              Age 65.                                                                   July 1992         7,000


* Interested persons as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), because of affiliations with Hyperion Capital Management, Inc., the Trust's Investment Advisor.

** The holdings of no director or nominee represented more than 1% of the outstanding shares of the Trust.

         Officers of the Trust. The officers of the Trust are chosen each year at the first meeting of the Board of Directors of the Trust following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected five officers of the Trust. Except where dates of service are noted, all officers listed below served as such throughout the 1998 fiscal year. The following sets forth information concerning each officer of the Trust who served during all or part of the last fiscal year of the Trust:




Name and
Principal Occupation                                                                  Office        Age         Officer Since

Kenneth C. Weiss                                                                     Chairman        46           July, 1992
 President and Chief Executive Officer of Hyperion Capital  Management,  Inc.; See
 information under "ELECTION OF DIRECTORS."

Clifford E. Lai                                                                      President       44           April 1993
 Managing  Director and Chief Investment  Officer,  Hyperion Capital  Management,
 Inc.  (March 1993-Present).  President  and/or Senior Vice  President of several investment  companies  advised by Hyperion  Capital  Management,  Inc. or by its affiliates  (1993-Present).  Formerly  Managing  Director  and Chief  Investment
 Strategist for Fixed Income,  First Boston Asset  Management  (1989-1993);  Vice
 President, Morgan Stanley & Co. (1987-1989).

Patricia A. Botta                                                                 Vice President     41         December 1996
 Director of Hyperion  Capital  Management,  Inc.  (1989-Present).  Formerly with the Davco Group (1988-1989)and with Salomon Brothers Inc. (1986-1988).

Patricia A. Sloan                                                                    Secretary       54           July 1992
 Managing Director of Ranieri & Co., Inc.  (1988-Present);  See information under
 "ELECTION OF DIRECTORS."

Joseph W. Sullivan                                                                   Treasurer       41         September 1995
 Chief Operating  Officer of Dreman Value Management LLC (December  1997-Present)                          (Resigned December 1997)
 Vice  President of Hyperion  Capital  Management,  Inc.  (August  1995-December
 1997).  Treasurer of several  investment  companies advised by Hyperion Capital
 Management,  Inc. or by its affiliates (September  1995-Present.) Formerly Vice
 President in Merrill Lynch & Co.'s Investment  Banking Division;  Treasurer and
 Chief Financial Officer of several Merrill Lynch subsidiaries,  responsible for all financial reporting,  accounting,  ministerial and administrative  services
 (1990-1995);  Assistant  Vice  President of Standard & Poor's Debt Rating Group
 (1988-1990);  Assistant Vice  President and  Operations  Controller of Shearson
 Lehman  Hutton,  Inc.,  engaged in the  identification,  analysis and financial
 administration   of  public  and  private  real  estate   investment   programs
 (1983-1987). A Licensed Certified Public Accountant since 1981.

Thomas F. Doodian                                                                    Treasurer       39         February 1998
 Director of Finance and  Operations,  Hyperion  Capital  Management,  Inc. (July
 1995-Present).  Treasurer of several  investment  companies advised by Hyperion
 Capital Management,  Inc. (February 1998-Present).  Formerly, Vice President in
 Mortgage  Backed Trading at Mabon  Securities  Corporation  (1994-1995);  fixed income  analyst,  trader,  and Vice  President and  Controller at Credit Suisse
 First Boston (1984-1994).




Security Ownership of Certain Beneficial Owners at May 31, 1998

------------------ ----------------------------------------------- ------------------------------ --------------- ------------
    Title of                    Name and Address of                    Amount and Nature of         Percent Of
      Class                       Beneficial Owner                     Beneficial Ownership           Class         Source
------------------ ----------------------------------------------- ------------------------------ --------------- ------------
     Common        Lowe, Brockenbrough & Tattersall, Inc.                9,665,200 shares             30.9%          13G
      Stock        6620 West Broad Street, Suite 300
                   Richmond, Virginia 23230
------------------ ----------------------------------------------- ------------------------------ --------------- ------------



         At May 31, 1998, directors and officers of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Trust. The business address of the Trust and its officers and directors is One Liberty Plaza, New York, New York
10006.

         Interested Persons. Mr. Ranieri serves as a Director and Chairman of the Board of the Advisor and Mr. Weiss serves as a Director, President and Chief Executive Officer of the Advisor. Ms. Sloan is a special limited partner of Hyperion Ventures, the sole general partner of Hyperion Partners L.P., of which the Advisor is a wholly-owned subsidiary. As a result of their service with the Advisor and certain affiliations with the Advisor as described below, the Trust considers Messrs. Ranieri and Weiss and Ms. Sloan to be "interested persons" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

         Committees and Board of Directors' Meetings. The Trust has a standing Audit Committee presently consisting of Messrs. Walsh, Drake, Petersen and Carter, all of whom are members of the Board of Directors and are currently non-interested persons of the Trust. The principal functions of the Trust's Audit Committee are to recommend to the Board the appointment of the Trust's accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. During the last fiscal year of the Trust, the full Board of Directors met four times, and the Audit Committee met one time. All of the directors attended the Audit Committee meeting and all of the Board meetings and the Audit Committee meeting]. The Trust has no nominating, compensation or similar committees.

         Compensation of Directors and Executive Officers. No remuneration was paid by the Trust to persons who were directors, officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof for their services as directors or officers of the Trust. Each director of the Trust, other than those who are officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof, is entitled to receive a fee of $7,500 per year plus $1,000 for each Board of Directors' meeting attended. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a directors' meeting.


     Directors' Compensation Table For The Twelve Month Period Ended 5/31/98
                                                                          Directors'         Total Directors' Compensation
                                                                          Compensation        from the Trust and the Fund
                                                                         from the Trust                 Complex
  Rodman L. Drake......................................................     $11,500                     $51,750
  Garth Marston*.......................................................     $11,500                     $51,750
  Harry E. Petersen, Jr................................................     $11,500                     $51,750
  Leo M. Walsh, Jr. ...................................................     $11,500                     $51,750
                                                                            -------                     -------
                                                                            $46,000                     $207,000
                                                                            =======                     ========

*Mr. Marston resigned as Director of the Fund on June 10, 1998, and currently serves as a Director Emeritus. Pursuant to the Director Emeritus Plan adopted by the Board of Directors, a Director Emeritus receives compensation from the Trust at a rate equal to one-half of the compensation paid to directors.

Required Vote

         Election of the listed nominees for director requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.



      PROPOSAL 2: RATIFICATION OR REJECTION OF
        SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Trust will consider, and it is expected that they will recommend, the selection of PricewaterhouseCoopers LLP as independent accountants of the Trust for the fiscal year ending May 31, 1999 at a meeting to be held on September 22, 1998. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Trust has been advised by PricewaterhouseCoopers LLP that at May 31, 1998 neither that firm nor any of its partners had any direct or material indirect financial interest in the Trust. A representative of PricewaterhouseCoopers LLP will be at the meeting to answer questions concerning the Trust's financial statements and will have an opportunity to make a statement if he or she chooses to do so.


Required Vote

         Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Trust requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.


               ADDITIONAL INFORMATION

Investment Advisor

         The Trust has engaged Hyperion Capital Management, Inc., the Advisor, to provide professional investment management for the Trust pursuant to an Advisory Agreement dated September 29, 1993. The Advisor is a Delaware corporation which was organized in February 1989. The Advisor is a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is One Liberty Plaza, New York, New York 10006. The Trust has also engaged Hyperion Capital Management, Inc. as the Trust's administrator. The administrator's address is the same as that of the Advisor.

         The Advisor is an indirect, wholly-owned subsidiary of Hyperion Partners L.P., a Delaware limited partnership ("Hyperion Partners"). On January 15, 1993, Hyperion Partners acquired all of the shares of the Advisor held by Hyperion Holdings Inc. in exchange for $20,000,000 of indebtedness. The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ("Hyperion Ventures"). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis S. Ranieri, a former Vice Chairman of Salomon Brothers Inc. ("Salomon Brothers"), is the Chairman of the Board of the Advisor and a Director of the Trust. Messrs. Salvatore Ranieri and Shay are directors of the Advisor, but have no other positions with either the Advisor or the Trust. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Since January 1, 1990, Patricia A. Sloan, Secretary of the Trust, has been a special limited partner of Hyperion Ventures and since July 1993, she has been a limited partner of Hyperion Partners. Mr. Weiss, Chairman of the Board, and Mr. Lai, President of the Trust, are employees of the Advisor, and each may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor's profits, including any profit from a sale of the Advisor. Ms. Botta, Vice President of the Trust, and Mr. Doodian, Treasurer of the Trust, are also employees of the Advisor. The business address of Hyperion Partners and Hyperion Ventures is 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553.

         The Advisor  provides  advisory  services to several  other  registered
investment   companies   and  one  offshore   fund,   all  of  which  invest  in
mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in Mortgage-Backed Securities, Derivative Mortgage-Backed Securities and Asset-Backed Securities, and in using hedging techniques. Lewis S. Ranieri, Chairman of the Advisor and a Director of the Trust, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Kenneth


C. Weiss, President and Chief Executive Officer of the Advisor and Chairman of the Board of the Trust, was a Director of First Boston Asset Management Corporation and was a Director of The First Boston Corporation. Clifford E. Lai, Chief Investment Manager of the Advisor and President of the Trust, was Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management Corporation.

Investment Advisory Agreement

         On September 23, 1997, the Board of Directors of the Trust, including those persons identified as interested persons and a majority of the directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party (the "Disinterested Directors"), approved extension of the revised Advisory Agreement through September 30, 1998. At the time of the Board's approval of the latest extension of the Advisory Agreement, Messrs. Lewis Ranieri and Weiss and Ms. Sloan were interested persons of the Trust. The Advisory Agreement was last submitted to a vote of the Stockholders of the Trust at the Annual Meeting of the Stockholders of the Trust held on September 29, 1993. At that meeting, the Stockholders approved the continuance of the revised Advisory Agreement. The Advisory Agreement provides that it will continue from year to year, but only so long as such continuation is specifically approved at least annually by both (1) the vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Trust (as provided in the 1940 Act) and (2) by the vote of a majority of the Disinterested Directors cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty, upon the vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days' written notice by either party to the other. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder). The Board of Directors will consider continuance of the Advisory Agreement until October 1, 1999 at a meeting scheduled for September 22, 1998.

         Pursuant to the Advisory Agreement, the Trust has retained the Advisor to manage the investment of the Trust's assets and to provide such investment research, advice and supervision, in conformity with the Trust's investment objective and policies, as may be necessary for the operations of the Trust.

         The Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The Advisory Agreement provides that the Trust shall pay to the Advisor a monthly fee for its services which is equal to .50% per annum of the Trust's average weekly net assets, which, for purposes of determining the Advisor's fee, shall be the average weekly value of the total assets of the Trust, minus the sum of accrued liabilities (including accrued expenses) of the Trust and any declared but unpaid dividends on the Common Shares and any Preferred Shares (if such shares are issued in the future) and any accumulated dividends on any Preferred Shares (but without deducting the aggregate liquidation value of any Preferred Shares). Investment advisory fees earned by the Advisor from the Trust during the last fiscal year of the Trust amounted to $1,412,271.

Administration Agreement

         The Trust has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the "Administrator"). The Administrator performs administrative services necessary for the operation of the Trust, including maintaining certain books and records of the Trust, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Trust with administrative office facilities. For these services, the Trust pays a monthly fee at an annual rate of 0.17% of the first $100 million of the Trust's average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million. The Advisor, in its capacity as Administrator, has entered into a Sub-Administration Agreement with Investors Capital Services, Inc., to which the Advisor delegates certain of its administrative responsibilities. for these services, the Advisor pays out of its own assets the fee to be paid to the Sub-Administrator, computed at the rate of 0.075% per annum of the first $650 million of the Trust's average weekly net assets and 0.005% of any amounts above $650 million. For the twelve month period ended May 31, 1998, the Administrator earned $426,445 in administration fees.


Investment Companies Managed by Hyperion Capital
Management, Inc.

         In  addition  to acting  as  advisor  to the  Trust,  Hyperion  Capital
Management, Inc. acts as investment advisor to the following other investment companies at the indicated annual compensation.


                                                       Investment Advisory Fee         Approximate Net Assets at May
                                                                                                  31,1998
                                                                                               (in Millions)
The Hyperion Total Return Fund, Inc.*             0.65% of the Fund's average weekly               $253.4
                                                  net assets
Hyperion 1999 Term Trust, Inc.                    0.50% of the Trust's average weekly               $451.6
                                                  net assets
Hyperion 2005 Investment Grade Opportunity Term   65% of the Trust's average weekly               $167.2
Trust, Inc.                                       net assets
--------------


* The Advisor and The Hyperion Total Return Fund, Inc. (the "Fund") have entered into a sub-advisory agreement with Pacholder Associates, Inc., an Ohio corporation organized in 1983, to serve as an investment advisor with respect to a portion of this Fund's assets.

Brokerage Commissions

         Because it buys its portfolio securities in dealer markets, the Trust did not pay any brokerage commissions on its securities purchases during its last fiscal year. The Trust paid an aggregate of $6,440 in futures commissions during the last fiscal year, all of which were paid to entities that are not affiliated with the Trust or the Advisor.

         The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Trust. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Trust, the Advisor will consider all factors they deem relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

         In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Advisor is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). The Advisor is also authorized to cause the Trust to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Advisor must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Advisor exercises investment discretion. Research services furnished by brokers through whom the Trust effects securities transactions may be used by the Advisor in servicing all of the accounts for which investment discretion is exercised by the Advisor, and not all such services may be used by the Advisor in connection with the Trust.

Compliance With Section 16 Reporting Requirements

         Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's officers and directors, and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by the Trust and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Trust believes that, during the fiscal year ended May 31, 1998, all filing requirements applicable to the Trust's officers, directors, and greater than ten-percent beneficial owners were complied with.


                   OTHER BUSINESS

         The Board of Directors of the Trust does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.


      PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

         All proposals by stockholders of the Trust that are intended to be presented at the Trust's next Annual Meeting of Stockholders to be held in 1999 must be received by the Trust for inclusion in the Trust's proxy statement and proxy relating to that meeting no later than April 29, 1999.

           EXPENSES OF PROXY SOLICITATION

         The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Trust, Hyperion Capital Management, Inc., or Corporate Investor Communications, Inc., paid solicitors for the Trust, or by telephone or facsimile. The anticipated cost of solicitation by the paid solicitors will be nominal. The Trust's agreement with Corporate Investor Communications, Inc. provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Trust for out-of-pocket expenses incurred in this connection.

July 30, 1998